Exhibit 99.1

CIENA CORPORATION
THIRD AMENDED AND RESTATED
1994 STOCK OPTION PLAN

      1.     Establishment and Purpose.

              (a)   Establishment. The CIENA Corporation Third Amended and Restated 1994 Employee Stock Option Plan (the “Plan”) became effective January 17, 2001 upon the amendment and restatement of the CIENA Corporation Second Amended and Restated 1994 Employee Stock Option Plan.

              (b)   Purpose. The purpose of the Plan is to attract, retain and reward persons providing services to Ciena Corporation, a Delaware corporation, and any successor corporation thereto (collectively referred to as the “Company”), and any present or future parent and/or subsidiary corporations of such corporation (all of which along with the Company being individually referred to as a “Participating Company” and collectively referred to as the “Participating Company Group”), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

      2.     Definitions:

              (a)    “Date of Option Grant” shall mean the date set forth on the Notice of Grant of Stock Options attached hereto as Exhibit A annexed hereto and made a part hereof.

              (b)    “Number of Option Shares” shall mean the number of shares of common stock of the Company set forth on Notice of Grant of Stock Options as adjusted from time to time pursuant to paragraph 14 below.

              (c)    “Exercise Price” shall mean the price per share set forth on the Notice of Grant of Stock Option attached hereto as Exhibit A as adjusted from time to time pursuant to paragraph 14 below.

              (d)    “Initial Exercise Date” shall be the Initial Vesting Date.

              (e)    “Initial Vesting Date” shall be the last day of the calendar month in which occurs the date one (1) year after the date set forth on the Notice of Grant of Stock Options:

              (f)     Determination of “Vested Percentage”:

Vested Ratio
Prior to Initial Vesting Date	0

On Initial Vesting Date, provided the Optionee is	25%

continuously employed by a Participating Company from the Date of Option Grant until the Initial Vesting Date

Plus
For each full month of the Optionee’s continuous employment by a	2.084%

Participating Company from the Initial Vesting Date

In no event shall the Vested Percentage exceed 100%

              (g)     “Option Term Date” shall mean the date ten (10) years after the Date of Option Grant.

              (h)     On any given date, the number of “Vested Shares” shall be equal to the number of Number of Option Shares multiplied by the Vested Percentage determined as of such date pursuant to paragraph 2(f) above and rounded down to the nearest whole share. On such date, the number of “Unvested Shares” shall be equal to the Number of Option Shares reduced by the number of Vested Shares as of such date.

              (i)     As to any individual Option granted hereunder, the Board and/or Committee, referred to in Section 3(a) below, shall have authority under Sections 7, 12 and 21 of the Plan to include vesting provisions which result in a different Vested Percentage or Vested Ratio than are set forth in Section 2(f) above.

      3.     Administration.

              (a)     Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. All questions of interpretation of the Plan or of any options granted under the Plan (an “Option”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

              (b)     Options Authorized. Options may be either incentive stock options as defined in Section 422 of the Code (“Incentive Stock Options”) or non-statutory stock options. Each option shall be designated as either an Incentive Stock Option or a non-statutory Stock Option on the Notice of Grant. In the absence of any designation, options granted hereunder shall be non-statutory Stock Options.

              (c)     Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

              (d)     Disinterested Administration. With respect to the participation in the Plan of officers or directors of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan shall be administered by the Board in compliance with the requirements of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation (“Rule 16b-3”) if and to the extent still applicable.

      4.     Eligibility.

              (a)     Eligible Persons. Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an “Optionee”). Eligible persons may be granted more than one (l) Option.

              (b)     Restrictions on Option Grants. A director of a Participating Company may only be granted a nonstatutory stock option unless the director is also an employee of the Participating Company Group. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a non-statutory stock option.

      5.     Shares Subject to Option. Options shall be for the purchase of shares of the authorized but unissued common stock or treasury shares of common stock of the Company (the “Stock”). The maximum number of shares of Stock which may be issued under the Plan shall be forty-six million one hundred thousand (46,100,000) shares plus an additional three quarters of one percent (0.75%) of the number of issued and outstanding shares of Stock (but not including increases resulting from the issuance of shares under the Plan) on the last day of each fiscal year starting with 2001 and ending with 2004. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option or such repurchased shares may again be subject to an Option grant. Notwithstanding the foregoing any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for an Option granted under the Plan is two million (2,000,000) per year. Each of the limits on the number of shares that may be issued or awarded under the Plan contained in this section 5 is subject to adjustment as provided in paragraph 14 below.

      6.     Time for Granting Options. All Options shall be granted, if at all, within ten (10) years of January 17, 2001.

      7.     Terms Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the Optionee’s termination of employment or service, whether the Option is to be treated as an Incentive Stock Option or as a non-statutory stock option, the method for satisfaction of any tax withholding obligation arising in connection with Option, including by the withholding or delivery of shares of stock, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written notices specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which notices may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

              (a)     Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Option shall be not less than the fair market value, as determined by the closing price of the Company’s common stock on the previous day, of a share of Stock on the date of the granting of the Option and (ii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a non-statutory stock option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.

              (b)     Exercise Period of Options. The Board shall have the power to set, including by amendment of an Option, the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

              (c)     Right to Exercise. The Option shall be first exercisable on and after the Initial Vesting Date, and then only to the extent vested. Notwithstanding the foregoing, the Option may be exercised only in multiples of twenty-five (25) shares unless all shares subject to the Option are being exercised; provided, however, that the foregoing restriction shall not apply so as to prevent an exercise (i) following the Optionee’s termination of employment as set forth in paragraph 10 below or (ii) during the thirty (30) day periods immediately preceding and following a Transfer of Control as defined in paragraph 15 below.

              (d)     Method of Exercise. Exercise of the Option must be by written notice to the Company which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of the Plan. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, or by confirmed facsimile transmission, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in paragraph 9 below, accompanied by (i) full payment of the exercise price for the number of shares being purchased and (ii) an executed copy, if required herein, of the then current forms of escrow and security agreements referenced below.

              (e)     Payment of Exercise Price.

                       (i)     Forms of Payment Authorized. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (1) in cash, by check, or cash equivalent, (2) by tender to the Company of shares of the Company’s stock owned by the Optionee having a fair market value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the exercise price, (3) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (4) by any combination thereof. The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price and/or which otherwise restrict one or more forms of consideration.

                       (ii)    Tender of Company Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company’s stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company’s stock or, if in the opinion of Company counsel, might impair the ability of purchasers of stock from the Company from taking full advantage of the provisions of Section 1202 of the Code relating to capital gains treatment of stock issued by the Company. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of the Company’s stock unless such shares of the Company’s stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                       (iii)   Assignment of Proceeds of Sale. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

              (f)     Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee by accepting the grant of the Option shall be considered to have authorized payroll withholding and otherwise agreed to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired on exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired on exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the Company’s withholding obligations are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested and the Company shall have no obligation to issue a certificate for such shares.

              (g)     Certificate Registration. Except in the event the exercise price is paid by Immediate Sales Proceeds, the certificate or certificates for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

              (h)     Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Chief Financial Officer or the General Counsel of the Company. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

              (i)     Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

      8.     Non-Transferability of the Option; Non-Alienation of Benefits. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent unexercised and exercisable by the Optionee on the date of death, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

              Except with the prior written consent of the Company, subject to the foregoing, or as otherwise provided herein, no right or benefit under this Option Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same without such consent, if applicable, shall be void. Except with such consent, no right or benefit under this Option Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Except to the extent previously approved by the Company in writing, or as otherwise provided herein, if the Optionee should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall cease and terminate, and in such event, the Company may hold or apply the same or any part thereof for the benefit of the Optionee, the Optionee’s spouse, children or other dependents, or any of them, in such manner and in such proportion as the Company may in its sole determination deem proper.

      9.     Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Term Date as defined above, (b) the last date for exercising the Option following termination of employment as described in paragraph 10 below, or (c) a Transfer of Control to the extent provided in paragraph 15 below.

      10.   Termination of Employment.

              (a)     Termination Other Than by Death or Disability. Except as otherwise provided below, if the Optionee ceases to be an employee of the Participating Company Group for any reason, except death or disability within the meaning of section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within thirty (30) days after the date on which the Optionee’s employment terminated, but in any event no later than the Option Term date.

              (b)     Termination by Death or Disability. Except as otherwise provided below, if the Optionee’s employment with the Company is terminated because of the death or disability of the Optionee within the meaning of section 422(c) of the Code, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve (12) months from the date on which the Optionee’s employment terminated, but in any event no later than the Option Term Date. The Optionee’s employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of employment.

              (c)     Limitations on Exercise After Termination. Except as provided in this paragraph 10, the Option shall terminate and may not be exercised after the Optionee ceases to be an employee of the Participating Company Group. Furthermore, the Board may at any time after the Optionee’s termination of employment cancel the Option with respect to all or a portion of the shares otherwise remaining exercisable under the Option, if the Company finds or has found that the Optionee:

                        (i)     Engaged in willful, deliberate or gross misconduct toward the Company;

                        (ii)    Has violated the terms of any confidentiality agreement or obligation between the Optionee and the Company; or

                        (iii)   Has accepted employment with an entity which the Company determines is in a business that could result in compromising any confidentiality agreement or obligation between the Optionee and the Company.

              (d)     Employee and Termination of Employment Defined. For purposes of this paragraph 10, the term “employee” shall mean any person, including officers and directors, employed by a Participating Company or performing services for a Participating Company as a director, consultant, advisor or other independent contractor. For purposes of this paragraph 10, the Optionee’s employment shall be deemed to have terminated if the Optionee ceases to be employed by a Participating Company (whether upon an actual termination of employment or upon the Optionee’s employer ceasing to be a Participating Company). The Optionee’s employment shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee serves as an employee, provided that there is no interruption or termination of the Optionee’s service as an employee.

              (e)     Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above is prevented by the provisions of paragraph 7(h) above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Term Date.

              (f)     Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of employment, or (iii) the Option Term Date.

              (g)     Leave of Absence. For purposes hereof, the Optionee’s employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee’s employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee’s right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company (or required by law) a leave of absence shall not be treated as employment for purposes of determining the Optionee’s Vested Percentage.

      11.   Standard Forms of Stock Options.

              (a)     Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth herein.

              (b)     Non-statutory Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a “Non-statutory Stock Option” shall comply with and be subject to the terms and conditions set forth herein.

              (c)     Standard Term for Options. Unless otherwise provided for by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

      12.   Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of an individual stock option grant either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms of Notice of Grant: provided, however, that the terms and conditions of such revised or amended standard form or forms shall be in accordance with the terms of the Plan. In addition, any limitation on the vesting of an Option contained in the Option may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Date of Option Grant of such Option, so as to accelerate the time at which the Option may be exercised.

      13.   Fair Market Value Limitation. To the extent that the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as non-statutory stock options. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

      14.   Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or like change in the capital structure of the Company.

      In the event a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control (as defined below)) shares of another corporation (the “New Shares”), the Company may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price of the outstanding Options shall be adjusted in a fair and equitable manner.

      15.   Transfer of Control. A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to the Company.

              (a)     the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Acquiring Corporation as defined below after such sale or exchange;

              (b)     a merger or consolidation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Acquiring Corporation as defined below after such merger or consolidation;

              (c)     the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1 above) of the Company); or

              (d)     a liquidation or dissolution of the Company.

      Each Optionee shall be credited, as of the proposed effective date of a Transfer of Control, and if still employed by the Company on the date such Transfer of Control is consummated, with twelve (12) full months of additional vesting of the shares subject to his/her Option.

      Furthermore, in the event of a Transfer of Control, the surviving, continuing successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), shall either assume the Company’s rights and obligations under outstanding stock option agreements or substitute options for the Acquiring Corporation’s stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with the Transfer of Control, any unexercisable and/or unvested shares subject to such outstanding stock option agreements shall be immediately exercisable and fully vested as of the date thirty (30) days prior to the proposed effective date of the Transfer of Control. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 15 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

      16.   Rights as a Stockholder or Employee. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 14 above. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee’s employment at any time.

      17.   Stock Dividends Subject to Plan. If, from time to time, there is any stock dividend, stock split, or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of the Plan, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee’s ownership of the shares acquired upon exercise of the Option shall be immediately subject to any security interest held by the Company with the same force and effect as the shares subject to such security interest immediately before such event.

      18.   Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of the Plan. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this paragraph.

      19.   Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information made available to the Company’s common stockholders generally.

      20.   Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

      21.   Termination or Amendment of Plan or Options. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or any Option at any time; provided, however, that without the approval of the Company’s stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 14 above), (b) no change in the class eligible to receive Incentive Stock Options and (c) no expansion in the class eligible to receive non-statutory stock options. In addition to the foregoing, the approval of the Company’s stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option. Notwithstanding the first sentence of this Section 21, Options granted under the Plan on or after January 17, 2001 may not, without the approval of the Company’s stockholders, be repriced to lower the exercise prices of the Options, or be replaced by Options with lower exercise prices.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing CIENA Corporation Third Amended and Restated 1994 Stock Option Plan was duly adopted by the Board of Directors of the Company on the 17th day of January, 2001.

/s/ Michael O. McCarthy III Michael O. McCarthy III, Secretary

EXHIBIT A
NOTICE OF GRANT OF STOCK OPTION

(Form of Stock Option Agreement)

Ciena Corporation-Main Stock Plan

Notice of Grant of Stock Options

ID: ############

and Option Agreement

1201 Winterson Road

Linthicum, Maryland 21090

(410) 981-7377

NAME OF OPTIONEE	Option Number: 999999999

ADDRESS	Plan: main

TOWN, STATE, ZIP CODE	ID: 9999

Effective 06/21/96, you have been granted a(n) Non-Qualified Stock Option to buy _______________ shares of Ciena Corporation-Main Stock Plan (the Company) stock at $ _______________ per share.

The total option price of the shares granted is $____________________.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

Insert Number	Monthly	Insert Date	Insert Date

Insert Number	Monthly	Insert Date	Insert Date

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Ciena Corporation-Main Stock Plan	Date

NAME OF OPTIONEE	Date